Exhibit 4.10

C  L  I  F  F  O  R  D

C  H  A  N  C  E

NEW SUNWARD HOLDING B.V.

CEMEX, S.A.B. DE C.V.

como Pignorantes / as Pledgors

CEMEX ESPAÑA, S.A.

como Sociedad / as Company

WILMINGTON TRUST (LONDON) LIMITED

como Agente de Garantías / as Security Agent

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

como Depositario /as Custodian

y / and

las Partes Garantizadas / the Secured Parties

CONTRATO DE EXTENSIÓN DE PRENDAS DE ACCIONES

(Share Pledges Extension Agreement)

ÍNDICE

CLÁUSULA		PÁGINA

1.	INTERPRETACIÓN Y DEFINICIONES	8

1.	INTERPRETATION AND DEFINITIONS	8

2.	EXTENSIÓN FORMAL DE OBLIGACIONES GARANTIZADAS	9

2.	FORMAL EXTENSION OF SECURED OBLIGATIONS	9

3.	REGULACIÓN DE LAS PRENDAS	10

3.	REGULATION OF THE PLEDGES	10

4.	DESPLAZAMIENTO POSESORIO	10

4.	DELIVERY OF THE POSSESSION	10

5.	DECLARACIONES DE LOS PIGNORANTES	11

5.	REPRESENTATIONS OF THE PLEDGORS	11

6.	TRIBUTOS Y GASTOS	12

6.	TAXES AND EXPENSES	12

7.	NOTIFICACIONES	13

7.	NOTICES	13

8.	SUBSANACIÓN O COMPLEMENTO DEL CONTRATO	13

8.	FURTHER ASSURANCES	13

9.	LEY Y JURISDICCIÓN	13

9.	LAW AND JURISDICTION	13

10.	IDIOMA	13

10.	LANGUAGE	13

En Madrid, a 19 de julio de 2017.

Con la intervención del notario de Madrid D. Antonio Pérez-Coca Crespo.

INTERVIENEN

DE UNA PARTE.

A.I.- NEW SUNWARD HOLDING B.V., sociedad de nacionalidad holandesa, con domicilio social en WTC, Strawinskylaan 1637, Tower B, 16th. Floor, 1077 XX Amsterdam, Paises Bajos, inscrita en la Cámara de Comercio e Industria de Ámsterdam (Kamer van Koophandel en Fabrieken voor Amsterdam) con número 34133556 y con número de identificación fiscal N-0032922-G (“Holding”).

A. 2.- CEMEX, S.A.B. DE C.V., entidad de nacionalidad mexicana, con domicilio social en Ciudad de Monterrey, N.L. (México), en la Avenida Constitución, número 444, Poniente, Zona Centro, inscrita en Registro Federal de Contribuyente con número CEM- 880726-UZA y con número de identificación fiscal N-4121454-E (“Parent”).

En lo sucesivo, Holding y Parent, conjuntamente, los “Pignorantes”, y cada uno de ellos, indistintamente, el o un “Pignorante”.

DE QTRA PARTE,

A. 3.- CEMEX ESPAÑA, S.A., entidad de nacionalidad espańola, con domicilio social en Hernández de Tejada 1, 28027, Madrid, con número de identificación fiscal A- 46004214 e inscrita en Registro Mercantil de Madrid al Tomo 9.743 y 9.744, página 1 y 166, sección 8, hoja M-156542 (“Cemex Espańa” o la “Sociedad”).

La Sociedad comparece en este acto a los efectos de darse por notificada de las Prendas constituidas en virtud del presente Contrato.

Y DE QTRA PARTE.

B. I.- Las entidades referidas en el Anexo 1 del presente Contrato (los

In Madrid, on 19 July 2017.

Attested to by Mr. Antonio Pérez-Coca Crespo, Notary Public of Madrid.

APPEAR

ON THE ONE HAND,

A. I.- NEW SUNWARD HOLDING B.V., a company duly incorporated under the laws of The Netherlands, with registered offices at WTC, Strawinskylaan 1637, Tower B, 16th. Floor, 1077 XX Amsterdam, The Netherlands, registered with the Chamber of Commerce and Industries for Amsterdam (Kamer van Koophandel en Fabrieken voor Amsterdam) under the number 34133556 and with tax identification number N-0032922-G (“Holding”).

A. 2.- CEMEX, S.A.B. DE C.V., an entity duly incorporated under the laws of Mexico with registered offices at Ciudad de Monterrey, N.L. (México), Avenida Constitución, 444, Poniente, Zona Centro, registered with the Federal Registry under the number CEM- 880726-UZA and with tax identification number N-4121454-E (“Parent”).

Hereinafter, Holding and Parent shall be jointly referred to as the “Pledgors”, and each of them, individually, as a “Pledgor”.

ON THE OTHER HAND.

A. 3.- CEMEX ESPAÑA, S.A., a company incorporated under the laws of Spain, with registered office at Hernández de Tejada 1, 28027, Madrid (Spain), with Tax Identification Number A-46004214 and registered with the Commercial Registry of Madrid, in volume 9,743 and 9,744, sheet 1 and 166, section 8, page no. M-l56542 (“Cemex Espańa” or the “Company”).

The Company appears in this act for the purposes of acknowledging the granting of the Pledges created by virtue of this Agreement.

AND ON THE OTHER HAND.

B. I.- The entities referred to in Annex 1 hereto

“Acreedores”).

B.2.- WILMINGTON TRUST (LONDON) LIMITED, entidad constituida de conformidad con las leyes de Inglaterra y Gales, con domicilio social en Third Floor, 1 King’s Arms Yard, Londres EC2R 7AF, inscrita en el Registro de Sociedades con número 05650152 (el “Agente de Garantias”).

El Agente de Garantias actúa en el presente Contrato en su propio nombre y derecho y, asimismo por cuenta y en beneficio de los Acreedores y de las restantes Partes Garantizadas (tal y como se definen más adelante) en virtud del Contrato de Relación entre Acreedores (tal y como éste se define a continuación).

B.3.- BANCO BILBAO VIZCAYA ARGENTARIA, S.A., entidad de crédito con domicilio en Bilbao, Plaza de San Nicolás número 4, y número de identificación fiscal A-48265169 (el “Depositario”).

El Depositario comparece a los solos efectos del desplazamiento posesorio de conformidad con lo dispuesto en la cláusula 4.

Las entidades enumeradas anteriormente serán denominadas, conjuntamente, como las “Partes”.

EXPONEN

I.	Que la Sociedad y los Pignorantes forman parte del Grupo CEMEX (el “Grupo”), cuya matriz es Parent.

II.	Que los Pignorantes son legitimos propietarios de las acciones de Cemex Espańa que se detallan a continuación:

•	Holding es titular de 1.320.213.703 acciones de 1,17 euros de valor nominal cada una (las “Acciones Holding”), representativas del 99,4847% del capital social de la Sociedad. Las Acciones Holding están libres de cargas y gravámenes de cualquier tipo (salvo por las Prendas (tal y como se define a continuacion)), conforme se acredita en el certificado de legitimacion (el
(the “Lenders”).

B.2.- WILMINGTON TRUST (LONDON) LIMITED, an entity duly incorporated under the laws of England and Wales with registered offices at Third Floor, 1 King’s Arms Yard, London EC2R 7AF, registered with the Companies Home under the number 05650152 (the “Security Agent”).

The Security Agent acts in this Agreement in its own name and on its own behalf and, in addition for the Lenders, and of the remaining Secured Parties (as defined below) by virtue of the Intercreditor Agreement (as this term is defined below).

B.3.- BANCO BILBAO VIZCAYA ARGENTARIA, S.A., a credit entity with registered offices at Bilbao, Plaza de San Nicolás, 4, Spain, registered with Tax Identification Number A-48265169 (the “Custodian”).

The Custodian appears in this document for the only purposes of the delivery of the possession, as established in clause 4.

The entities listed above shall be jointly referred to as the “Parties”.

WHEREAS

I.	The Company and the Pledgors are part of the CEMEX Group (the “Group”), the parent company of which is Parent.

II.	The Pledgors are the legitimate owners of the shares in Cemex Espańa detailed below:

•

Holding owns 1,320,213,703 shares of 1.17 euro par value each (the “Holding Shares”), which represent 99.4847% of the share capital in the Company. The Shares are free and clear of any lien or encumbrance whatsoever (other than the Pledges (as defined below)), as evidenced by the ownership certificate (certificado de legitimación) (the “Holding Shares Pledges Certificate”)

“Certificado de Prendas Acciones Holding”) expedido el 14 de julio de 2017 por el Depositario actualmente encargado del registro contable de las Acciones Holding (el “Registro Acciones Holding”).

•	Parent es titular de 2.050.000 acciones de 1,17 euros de valor nominal cada una (las “Acciones Parent”), representativas del 0,1545% del capital social de la Sociedad. Las Acciones Parent están libres de cargas y gravámenes de cualquier tipo (salvo por las Prendas (tal y como se define a continuacion)), conforme se acredita en el certificado de legitimación (el “Certificado de Prendas Acciones Parent”) expedido el 14 de julio de 2017 por el Depositario, entidad actualmente encargada del registro contable de las Acciones Parent (el “Registro Acciones Parent”).

En lo sucesivo, se hará referencia a las Acciones Holding y a las Acciones Parent, conjuntamente, como las “Acciones”.

En lo sucesivo, se hará referencia al Certificado de Prendas Acciones Holding y al Certificado de Prendas Acciones Parent, conjuntamente, como los “Certificados de Prendas Originales”. Se adjunta a este Contrato como Anexo 2 una copia de los Certificados de Prendas Originales.

En lo sucesivo, se hará referencia al Registro de Acciones Holding y al Registro de Acciones Parent, conjuntamente, como los “Registros”.

III.	Que en el ańo 2012, el Grupo llevó a cabo un proceso de reestructuración de su deuda financiera en el contexto del cual:

(i)	el 17 de septiembre de 2012 Parent y el Agente de Garantias, entre otros, suscribieron un contrato de financiación sometido a derecho inglés y denominado “Facilities Agreement” por un importe de USD 6.155.195.056,33, el cual fue elevado a público el 8 de noviembre 2012 en virtud de escritura otorgada ante el Notario de Madrid, D. Rafael Monjo Carrió con número 2.049 de su protocolo (tal y como el mismo ha issued on 14 July 2017 by the Custodian, managing company of the registry where the Shares are recorded (the “Holding Shares Registry”).

•	Parent owns 2,050,000 shares of 1.17 euro par value each (the “Parent Shares”), which represent 0.1545% of the share capital in the Company. The Parent Shares are free and clear of any lien or encumbrance whatsoever (other than the Pledges (as defined below)), as evidenced by the ownership certificate (certificado de legitimación) (the “Parent Shares Pledges Certificate”) issued on 14 July 2017 by the Custodian, managing company of the registry where the Parent Shares are recorded (the “Parent Shares Registry”).

Hereinafter, the Holding Shares and the Parent Shares shall be jointly referred to as the “Shares”.

Hereinafter, the Holding Shares Pledges Certificate and the Parent Shares Pledges Certificate shall be jointly referred to as the “Original Pledges Certificates”. A copy of the Original Pledges Certificates is attached as Annex 2 hereto.

Hereinafter, the Holding Shares Registry and the Parent Shares Registry shall be jointly referred to as the “Registries”.

III.	In 2012 the Group entered into a refinancing process of its financial indebtedness, in the context of which:

(i)	on 17 September 2012, Parent and the Security Agent, amongst others, entered into a USD 6,155,195,056.33 English law governed facilities agreement, which was raised to public document status before the Notary of Madrid Mr. Rafael Monjo Carrió under number 2,049 of his official record (as amended from time to time, the “2012 Facility Agreement”).

sido novado en cada momento, el “Contrato de Financiación 2012”).

(ii)	el 17 de septiembre de 2012, Parent, el Agente de Garantias y ciertas sociedades del Grupo, entre otros, suscribieron un contrato de relación entre acreedores denominado “Intercreditor Agreement”, el cual fue elevado a público el 8 de noviembre de 2012 ante el Notario de Madrid, D. Rafael Monjo Carrió (tal y como el mismo ha sido novado en cada momento, el “Contrato de Relación entre Acreedores Existente”).

(iii)	el 8 de noviembre de 2012 los Pignorantes (entre otros) suscribieron un contrato de constitución de prendas de acciones con la intervención del Notario de Madrid, D. Rafael Monjo Carrió, con el número 3.530 de su Libro Registro (tal y como ha sido novado en cada momento, el “Contrato de Prendas”).

En virtud del Contrato de Prendas, los Pignorantes constituyeron a favor de las Partes Garantizadas (tal y como este término se define en el Contrato de Relación entre Acreedores) derechos reales de prenda sobre sus respectivas Acciones (las “Prendas”).

Los Pignorantes constituyeron tantas Prendas como obligaciones se derivan a favor de las Partes Garantizadas en virtud de cada uno de los Documentos de Deuda (Debt Documents) (tal y como este término se define en el Contrato de Relación entre Acreedores).

IV.	Que en el año 2014, el Grupo llevó a cabo un nuevo proceso de reestructuración de su deuda financiera en el contexto del cual, entre otros, el 29 de septiembre de 2014, Parent suscribió con un grupo de entidades acreedoras un contrato de financiación sometido a Derecho inglés denominado “Facilities Agreement”, el cual fue elevado a público el 30 de septiembre de 2014 ante el Notario de
(ii)	on 17 September 2012, Parent, the Security Agent and certain companies of the Group (amongst others) entered into an intercreditor agreement, which was raised to the status of Spanish public document on 8 November 2012 before the Notary of Madrid, Mr. Rafael Monjo Carrió (as amended from time to time, the “Existing Intercreditor Agreement”).

(iii)	on 8 November 2012, the Pledgors (amongst others) entered into a shares pledge agreement with the intervention of the Notary of Madrid Mr. Rafael Monjo Carrió with number 3,530 of his records (as amended from time to time, the “Shares Pledge Agreement”).

By virtue of the Shares Pledge Agreement, the Pledgors granted in favour of the Secured Parties (as defined in the Intercreditor Agremeent) several first ranking concurrent pledges over their respective Shares (the “Pledges”).

The Pledgors granted as many Pledges as obligations arise from each of the Debt Documents (as defined in the Intercreditor Agreement) in favour of the Secured Parties.

IV.	In 2014 the Group entered into a new refinancing process of its financial indebtedness, in the context of which, among other aspects, on 29 September 2014, Parent and a group of lenders entered into an English law governed facilities agreement, which was raised to the status of Spanish public document on 30 September 2014 before the Notary of Madrid, Mr. Rafael Monjo Carrió under number 1,687 of his

Madrid, D. Rafael Monjo Carrió con número 1.687 de su protocolo (tal y como el mismo ha sido novado en cada momento, el “Contrato Club Loan”).

V.	Que, en esta misma fecha:

(i)	Parent y los Acreedores han suscrito un contrato de financiación sometido a derecho inglés denominado “Facilities Agreement”, al objeto de, entre otros, refinanciar la totalidad de los importes pendientes de amortización bajo el Contrato Club Loan, el cual ha sido elevado a publico en la fecha de hoy ante el Notario interviniente (tal y como el mismo pueda ser novado, el “Contrato de Financiación”).

Parent ha destinado el importe del Contrato de Financiación a la amortización total de los importes adeudados bajo el Contrato Club Loan, el cual ha quedado integramente amortizado y, por lo tanto,no existen importes pendientes de amortización bajo el mismo.

(ii)	Parent y el Agente de Garantias, entre otros, han suscrito un contrato de novación del Contrato de Relación entre Acreedores Existente (el “Contrato de Novación del Contrato entre Acreedores”), el cual ha sido elevado a público en la fecha de hoy ante el Notario interviniente (el Contrato de Relación entre Acreedores Existente, tal y como ha sido novado en virtud del Contrato de Novación del Contrato entre Acreedores, el “Contrato de Relación entre Acreedores”).

(iii)	La finalidad del Contrato de Novación del Contrato entre Acreedores es reflejar que el Contrato de Financiación permite que puedan acceder a las garantías establecidas en relación con el mismo (Transaction Security) (i) los Acreedores bajo el Contrato de Financiación y cualquier acreedor acordeón (Accordion Lender) (tal y como se define dicho término en el Contrato de Financiación), asi como official record (as amended from time to time, the “Club Loan Agreement”).

V.	On the date hereof:

(i)	Parent and the Lenders have entered into an English law governed facilities agreement, with the purpose of, among others, fully repay the due amounts under the Club Loan Agreement, which has been raised to the status of Spanish public document as of the date herein before the interveining Notary (as it may be amended in the future, the “Facilities Agreement”).

Parent has used the proceeds udner the Facilities Agreement for the total repayment of the Club Loan Agreement, which has been repaid in full and therefore there are no due amounts under such agreement.

(ii)	Parent and the Security Agent, amongst others, have entered into an amendment and restatement agreement of the Existing Intercreditor Agreement (the “Intercreditor Amendment Agreement”), which was raised to the status of Spanish public document as of the date herein before the interveining Notary (the Existing Intercreditor Agreement, as it has been amended by the Intercreditor Amendment Agreement, the “Intercreditor Agreement”).

(iii)	The purpose of the Intercreditor Amendment Agreement is to reflect that the Facilities Agreement permits the Transaction Security to be shared by (i) the Lenders under the Facilities Agreement and any Accordion Lenders (as such term is defined in the Facilities Agreement), as well as (ii) any lenders or creditors which may provide Financial Indebtedness (as such term is defined in the Facilities Agreement) to any Obligor también (ii) cualesquiera prestamistas o acreedores que puedan prestar financiación (Financial Indebtedness) (tal y como se define dicho término en el Contrato de Financiación) a cualquier obligado (Obligor) conforme al Contrato de Financiación.

VI.	Que tal y como se prevé en el Contrato de Prendas y en el Contrato de Relación entre Acreedores:

(i)	las “Obligaciones Garantizadas” bajo las Prendas incluyen todas las obligaciones presentes y futuras debidas por cualquier miembro del Grupo a cualquier Parte Garantizada (o Secured Party) bajo cada uno de los Documentos de Deuda (o Debt Documents);

(ii)	las “Partes Garantizadas” beneficiarias de las Prendas como acreedores pignoraticios incluyen, entre otros, a los acreedores bajo el Contrato de Financiación como “Acreedores de la Refinanciación” (o Refinancing Creditors); y

(iii)	los “Documentos de Deuda” (Debt Documents) garantizados en virtud de las Prendas incluyen, entre otros, el Contrato de Financiación como “Documento de Refinanciación” (o Refinancing Document).

VII.	Que, de conformidad con lo previsto en el Contrato de Financiación, las Partes han acordado otorgar el presente contrato (el “Contrato”) que se regirá por las siguientes

ESTIPULACIONES

I.	INTERPRETACIÓN Y DEFINICIONES

1.1	Salvo que en este documento se establezca lo contrario, los términos en mayúsculas que se incluyen en este Contrato tendrán el significado que a los mismos se atribuye en el Contrato de Prendas.

Las Partes acuerdan y hacen constar que este Contrato no modifica los terminos y condiciones del Contrato de Financiación under the Facilities Agreement.

VI.	In accordance with the Shares Pledges Agreement and the Intercreditor Agreement;

(i)	the “Secured Obligations” under the Pledges includes all the present and future obligations that may be due at any time by any member of the Group to any Secured Party under any Debt Documents;

(ii)	the “Secured Parties” beneficiaries of the Pledges as pledgees include, amongst others, the lenders under the Facilities Agreement as “Refinancing Creditors”; and

(iii)	the “Debt Documents” secured under the Pledges include the Facilities Agreement as “Refinancing Document”.

VII.	In accordance with the Facitlities Agreement, the Parties have agreed to enter into this agreement (the “Agreement”) in accordance with the following

CLAUSES

1.	INTERPRETATION AND DEFINITIONS

1.1.	Unless a contrary indication appears, capitalised terms included in this Agreement shall have the same meanings given to them in the Shares Pledges Agreement.

The Parties hereby agree that this Agreement shall not in any way prejudice or affect the terms and conditions contained

o del Contrato de Relación entre Acreedores. Ademas, este Contrato quedará sujeto a los términos del Contrato de Relación entre Acreedores y, en caso de cualquier inconsistencia, el Contrato de Relación entre Acreedores prevalecerá entre las partes de este Contrato y del Contrato de Relación entre Acreedores y siempre que lo permita la ley aplicable.

1.2	Adicionalmente, expresamente se hace constar que:

“Obligaciones Garantizadas” incluye todas las Obligaciones (o Liabilities) y todas las obligaciones presentes y futuras pendientes en cualquier momento, debidas o incurridas por cualquier miembro del Grupo a cualquier Acreedor (en su condición de Parte Garantizada (o Secured Party)) bajo el Contrato de Financiación (como Documento de Deuda (Debt Document)), tanto actuales como contingentes, incurridas de manera individual o conjunta, como obligación principal o accesoria de garantia o de cualquier otra forma.

“Partes Garantizadas” incluye expresamente, pero sin limitación, a los Acreedores.

2.	EXTENSIÓN FORMAL DE OBLIGACIONES GARANTIZADAS

2.1	De conformidad con el Contrato de Prendas, las Prendas garantizaban desde su otorgamiento todos los Documentos de Deuda (o Debt Documents), incluyendo los “Documentos de Refinanciación” (o Refinancing Documents).

2.2	Como consecuencia del otorgamiento del Contrato de Financiación y de la adhesión de los Acreedores al Contrato de Relación entre Acreedores, en virtud del presente Contrato:

2.2.1	expresamente se documenta la extensión de las Prendas a las Obligaciones Garantizadas derivadas del Contrato de Financiación (las cuales quedan expresamente garantizadas en virtud de las Prendas en los términos previstos en el Contrato in the Facilities Agreement or the Intercreditor Agreement. Further, this Agreement shall be subject to the terms of the Intercreditor Agreement and in the event of any inconsistencies, the Intercreditor Agreement shall prevail amongst the parties hereto and thereto and as permitted by applicable law.

1.2.	In addition, it is expressly stated that:

“Secured Obligations” means all the Liabilities and all other present and future obligations at any time due, owing or incurred by any member of the Group to any Lender (as Secured Party) under the Facilities Agreement (as Debt Document), both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity.

“Secured Parties” includes, without limitation, the Lenders.

2.	FORMAL EXTENSION OF SECURED OBLIGATIONS

2.1	In accordance with the Shares Pledges Agreement, the Pledges secured (as from the moment in time when they were granted) all the Debt Documents, including the Refinancing Documents.

2.2	Further to the granting of the Facilities Agreement and the accession of the Lenders to the Intercreditor Agreement, by virtue of this Agreement:

2.2.1

it is expressly documented the extension of the Pledges to the Secured Obligations arising under the Facilities Agreement (which are expressly secured under the Pledges in accordance with the Pledges Agreement);

de Prendas);

2.2.2	los Acreedores acceden y ratifican formalmente el Contrato de Prendas; y

2.2.3	los Acreedores aceptan formalmente las Prendas otorgadas a su favor.

3.	REGULACIÓN DE LAS PRENDAS

3.1	Expresamente se da por reproducido en este Contrato el clausuiado y la regulación prevista en el Contrato de Prendas, el cual aplicaŕa mutatis mutandi a las Prendas constituidas en garantía de las Obligaciones Garantizadas derivadas del Contrato de Financiación.

3.2	Cada una de las Prendas es independiente de las restantes y se regiŕa separadamente por las normas contenidas en las Estipulaciones 2 a 18 del Contrato de Prendas.

3.3	El Presente Contrato no modifica el Contrato de Prendas, sino que lo complementa en cuanto que regula las Prendas otorgadas en garantia de las Obligaciones Garantizadas derivadas del Contrato de Financiación.

4.	DESPLAZAMIENTO POSESORIO

4.1	El Depositario, mediante su comparecencia en el presente Contrato, se da por notificado del otorgamiento del presente Contrato y se compromete a:

4.1.1	inscribir en el dia de hoy la constitución de cada una de las Prendas en los correspondientes Registros de anotaciones en cuenta y proceder al desglose de las Acciones, inscripción que equivaldŕa al desplazamiento posesorio de las Acciones de conformidad con lo previsto en el articulo 12 del Real Decreto Legislativo 4/2015 que aprueba el texto refundido de la Ley del Mercado de Valores y en el articulo 14 del RD 878/2015; y

4.1.2	una vez efectuada la inscripción prevista en el parrafo 4.1.1
2.2.2	the Lenders formally accede and ratify the Pledges Agreement; and

2.2.3	the Lenders expressly accept the Pledges granted in their favour.

3.	REGULATION OF THE PLEDGES

3.1	The regulation of the Shares Pledges Agreement shall be applicable (mutatis mutandi) to the Pledges securing the Secured Obligations under the Facilities Agreement.

3.2	Each of the Pledges is independent in its own right and shall each be governed separately by Clauses 2 to 18 of the Shares Pledges Agreement.

3.3	This Agreement does not modify the Shares Pledges Agreement, but just complement it in respect of the Pledges securing the Secured Obligations under the Facilities Agreement.

4.	DELIVERY OF THE POSSESSION

4.1	The Custodian, by means of is appearance as a party to this Agreement, acknowledges the execution of this Agreement and hereby undertakes to:

4.1.1.	record as at the date hereof the creation of each of the Pledges in the relevant book entries Registries. This recording shall be equivalent to the delivery of possession of the Shares pursuant to Article 12 of the Legislative Royal Decree 4/2015 which approves the unified text of the Securities Market Law and Article 14 of RD 878/2015; and

4.1.2	once the recording foreseeing in paragraph 4.1.1 above has taken anterior, emitir certificados de prendas reflejando la constitución de todas las Prendas (incluyendo expresamente las Prendas en relación con el Contrato de Financiación) (los “Certificados de Prendas”). Los Certificados de Prendas serán remitidos por el Depositario al Agente de Garantias a la mayor brevedad posibie.

5.	DECLARACIONES DE LOS PIGNORANTES

5.1	Los Pignorantes declaran y manifiestan a favor de las Partes Garantizadas:

5.1.1	Que la Sociedad es una sociedad existente y válidamente constituida en Espańa y está inscrita en el Registro Mercantil de Madrid.

5.1.2	Que el Depositario es la entidad encargada de los Registros de las Acciones.

5.1.3	Que tienen capacidad para suscribir y cumplir el presente Contrato y han realizado todas las actuaciones necesarias para autorizar el otorgamiento y cumplimiento del mismo.

5.1.4	Que los derechos reales de prenda constituyen obligaciones válidas de los Pignorantes, exigibles frente a los mismos con arreglo a lo dispuesto en este Contrato y leyes aplicables.

5.1.5	Que la aceptación y cumplimiento por los Pignorantes de las obligaciones contempladas en este Contrato: (a) no contraviene ningún mandato o decisión judicial o administrativa; (b) no entra en conflicto con sus escrituras de constitución o sus estatutos o los de la Sociedad; (c) no se opone a ningún documento, acuerdo o contrato que sea vinculante para los Pignorantes ni para la Sociedad ni (d) requiere place, issue pledges certificates evidencing the creation of all the Pledges (expressly including the Pledges in respect of the Facilities Agreement) (the “Pledges Certificates”). The Pledges Certificates will be delivered by the Custodian to the Security Agent as soon as practicable.

5.	REPRESENTATIONS OF THE PLEDGORS

5.1	The Pledgors represent in favour of the Secured Parties:

5.1.1	That the Company exists and is validly incorporated under the laws of Spain and is registered with the Mercantile Registry of Madrid.

5.1.2	That the Custodian is the managing company of the Registries where the Shares are recorded.

5.1.3	That they have the capacity to execute this Agreement and all necessary actions to authorise the execution and performance of this Agreement have been obtained.

5.1.4	That the rights in rem of pledges constitute valid and binding obligations to the Pledgors, in accordance with the terms of this Agreement and applicable laws.

5.1.5	That the acceptance and performance by the Pledgors of the obligations set out hereunder: (a) does not contravene any judicial or administrative order or decision; (b) does not contravene their constitutional documents or the Company’s in any respect; (c) does not oppose to any document, agreement or contract binding for the Pledgors or the Company; and (d) does not require any authorisation, consent, licence or permit (save for the relevant corporate authorizations autorización, consentimiento, licencia o permiso (a salvo de las correspondientes autorizaciones adoptadas por sus respectivos órganos de administracion).

5.1.6	Los Pignorantes ostentan legitimamente la plena propiedad de las Acciones y tienen pleno poder de disposición sobre las mismas (a salvo de las limitaciones establecidas en la cláusula 6 del Contrato de Prendas).

5.1.7	Que las Acciones: (a) no están sometidas a ninguna carga, gravamen o derecho de opción de compra o de venta o restricción estatutaria o contractual a su libre transmisibilidad (otros que las Prendas); (b) han sido válidamente emitidas por la Sociedad; y (c) están plenamente suscritas y completamente desembolsadas.

5.1.8	Sujeto a la aceptación por parte de las Partes Garantizadas, mediante este Contrato se otorgan derechos reales de prenda de primer rango sobre las Acciones a favor de las Partes Garantizadas, en garantia de las Obligaciones Garantizadas, en los mismos términos que los derechos reales de prenda sobre las Acciones constituidos en garantia de las obligaciones derivadas de otros Documentos de Deuda.

5.1.9	Que las Acciones pignoradas representan el 99,6392% del capital social de la Sociedad.

6.	TRIBUTOS Y GASTOS

Serán de cuenta de los Pignorantes cuantos tributos, tasas, gravámenes, aranceles, timbres, corretajes y gastos, de la naturaleza que sean (incluidos los honorarios del Notario que interviene en el otorgamiento del presente Contrato y los del mantenimiento de los Registros contable de las Acciones) se adopted by the respective Boards of Directors).

5.1.6	The Pledgors are the owners of the Shares and have the full title to dispose of their respective Shares (save for the limitations set forth in clause 6 of the Shares Pledge Agreement).

5.1.7	That the Shares: (a) are free from any lien, encumbrance, option right or statutory or contractual restriction to their transmission (other than the Pledges); (b) have been validly issued by the Company; and (c) are fully subscribed and paid up.

5.1.8	Subject to acceptance by the Secured Parties, first ranking pledges over the Shares are created in favour of the Secured Parties as security for the performance of the Secured Obligations, with the same terms of the pledges over the Shares created as security of the obligations arising of other Debt Documents.

5.1.9	That the pledged Shares represent the 99.6392% of the share capital of the Company.

6.	TAXES AND EXPENSES

All present and future taxes, fees and expenses of any nature whatsoever (including the fees of the Notary attesting and before whom this Agreement is granted and those connected with the maintenance of the Registries of book entries where the Shares are recorded) arising out of the execution, extension, maintenance, originen, ahora o en el futuro, por causa del otorgamiento, de la extensión, conservación, modificaciones, cancelación y ejecución de las Prendas de acuerdo con los términos de este Contrato y cualesquiera otros gastos u honorarios de abogados y procuradores y tasas y/o costas judiciales que puedan originarse a las Partes Garantizadas por causa del incumplimiento por los Pignorantes de sus obligaciones bajo este Contrato,

7.	NOTIFICACIONES

Las Partes efectuarán todas las notificaciones relativas a este Contrato de conformidad con el Contrato de Prendas,

8.	SUBSANACIÓN O COMPLEMENTO DEL CONTRATO

Los Pignorantes deberán, dentro de los diez (10) Dias Hábiles siguientes a la recepcion de una notificación por escrito del Agente de Garantias, otorgar cuantos documentos públicos o privados sean necesarios a los efectos de subsanar o aclarar este Contrato, o a los efectos de perfeccionar las Prendas.

9.	LEY Y JURISDICCION

9.1	Este Contrato se regiŕa e interpretaŕa de conformidad con la legislación española.

9.2	Las Partes, con renuncia expresa a cualquier otro fuero, se someten expresa e irrevocablemente al de los Juzgados y Tribunales de la ciudad de Madrid, para cualesquiera desavenencias que pudieran derivarse de este Contrato.

10.	IDIOMA

El presente Contrato se redacta en idioma inglés y en idioma español. En caso de discrepancia o incongruencia entre la versión redactada en inglés y la redactada en espańol, prevaleceŕa la versión española. La versión inglesa tiene caŕacter meramente informativo.

amendments, cancellation and enforcement of the Pledges in accordance with this Agreement as well as any other fees or expenses of legal advisors and procuradores and the judicial costs in which the Secured Parties may incur as a consequence of the breach by the Pledgors of any of its obligations hereunder, shall be borne by the Pledgors.

7.	NOTICES

All notices to be delivered between the parties in connection with this Agreement shall be made in accordance with the Shares Pledges Agreement.

8.	FURTHER ASSURANCES

The Pledgors shall, within ten (10) Business Days of receipt of a written request from the Security Agent, grant all such documents (private or public) as may be necessary to clarify any term of this Agreement or perfect the Pledges.

9.	LAW AND JURISDICTION

9.1	This Agreement will be governed by and construed in accordance with Spanish law.

9.2	Each of the parties to this Agreement irrevocably submits themselves, with express waiver to any other forum, to the jurisdiction of the Courts and Tribunals of the city of Madrid for the resolution of any claim which may arise out of in connection with this Agreement.

10.	LANGUAGE

This Agreement is executed in both the Spanish and the English language. In the event of any discrepancy or inconsistency between the Spanish and the English versions, the Spanish version shall prevail. The English version is intended for information purposes only.

La presente póliza se formaliza con la intervención del Notario que figura en el encabezamiento, a los efectos de lo previsto en el Artículo 1.216 del Código Civil, el Artículo 517 de la Ley de Enjuiciamiento Civil, y demás legislación concordante.

Los otorgantes de la presente póliza manifiestan su conformidad y aprobación al contenido de la misma tal y como aparece redactado, a doble columna, en idioma español e inglés, idioma que yo conozco extendida en diecisiete hojas, la otorgan y firman, con mi intervención.

Y yo el Notario, habiendo hecho las oportunas advertencias legales, DOY FE de la identidad de los otorgantes, de la legitimidad de sus firmas, de que a mi juicio tienen la capacidad y legitimación necesarios para el otorgamiento de la presente póliza, de que el consentimiento ha sido libremente prestado, y de que el otorgamiento se adecua a la legalidad y a la voluntad debidamente informada de los otorgantes o intervinientes.

/s/ D. Juan Pelegrí y Girón
CEMEX, S.A.B. DE C.V.
NEW SUNWARD HOLDING B.V. CEMEX ESPAÑA, S.A. D. Juan Pelegrí y Girón

/s/ D. Juan Bosco Eguillor Monfort	/s/ D. Miguel Castillo Gutierrez

BANCO BILBAO VIZCAYA ARGENTARIA,

S.A . (como Depositario / as Custodian)

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

BBVA BANCOMER S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO BBVA BANCOMER

D. Juan Bosco Eguillor Monfort

BANCO BILBAO VIZCAYA ARGENTARIA,

S.A. (como Depositario / as Custodian)

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

BBVA BANCOMER S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO BBVA BANCOMER

D. Miguel Castillo Gutierrez

/s/ D. Angel María Barranco Guadarrama	/s/ D. Javier Martín Robles
BANCO SANTANDER (MÉXICO) S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MÉXICO D. Angel María Barranco Guadarrama	BANCO SANTANDER (MÉXICO) S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MÉXICO D. Javier Martín Robles

/s/ D. Jaime Rumeu de Armas Cruzat	/s/ Dña. Patricia María Sendino Gómez
BNP PARIBAS, S.A. SUCURSAL EN ESPAÑA D. Jaime Rumeu de Armas Cruzat	BNP PARIBAS, S.A. SUCURSAL EN ESPAÑA Dña. Patricia María Sendino Gómez

/s/ D. Carlos Gardeazábal Ortiz	/s/ Dña. Patricia María Sendino Gómez
BNP PARIBAS, NEW YORK BRANCH D. Carlos Gardeazábal Ortiz	BNP PARIBAS, NEW YORK BRANCH Dña. Patricia María Sendino Gómez

/s/ D. Fidel Garza Chapa	/s/ D. Rene Duarte Sotomayor
BANCO MERCANTIL DEL NORTE, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO BANORTE D. Fidel Garza Chapa	BANCO MERCANTIL DEL NORTE, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO BANORTE D. Rene Duarte Sotomayor

/s/ D. John Stuart Percival	/s/ D. Antonio Vilela Millán
HSBC MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO HSBC D. John Stuart Percival	HSBC MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO HSBC D. Antonio Vilela Millán

/s/ Dña. Adriana Pérez Cáceres
BANCO NACIONAL DE COMERCIO EXTERIOR, SOCIEDAD NACIONAL DE CRÉDITO, INSTITUCIÓN DE BANCA DE DESARROLLO
Dña. Adriana Pérez Cáceres

/s/ D. Josep Luis Buades Castello	/s/ Dña. María Leticia Ruenes Mariñas
NATIONAL WESTMINSTER BANK PLC D. Josep Luis Buades Castello	NATIONAL WESTMINSTER BANK PLC Dña. María Leticia Ruenes Mariñas

/s/ D. Antonio Vilela Millán	/s/ D. Francisco Javier Rubio Cía
HSBC BANK PLC, SUCURSAL EN ESPAÑA D. Antonio Vilela Millán	HSBC BANK PLC, SUCURSAL EN ESPAÑA D. Francisco Javier Rubio Cía

/s/ Dña. Maria Angeles Fosar Mico
SABCAPITAL, S.A. DE C.V., SOCIEDAD
FINANCIERA DE OBJETO MÚLTIPLE,
ENTIDAD REGULADA

Dña. Maria Angeles Fosar Mico

/s/ D. Marco Silvio Pizzi
lNTESA SANPAOLO S.P.A.

D. Marco Silvio Pizzi

/s/ D. John Stuart Percival

WILMINGTON TRUST (LONDON) LIMITED

BANK OF AMERICA N.A., LONDON BRANCH

CITIBANK, N.A. INTERNATIONAL BANKING FACILITY

BANCO NACIONAL DE MÉXICO, S.A., INTEGRANTE DEL GRUPO FINANCIERO BANAMEX

lNG BANK N.V., DUBLIN BRANCH

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

JPMORGAN CHASE BANK, N.A.

MIZUHO BANK, LTD.

EXPORT DEVELOPMENT CANADA

SOCIÉTÉ GÉNÉRALE, NEW YORK BRANCH

SUMITOMO MITSUI BANKING CORPORATION

CRÉDIT INDUSTRIEL ET COMMERCIAL, LONDON BRANCH

BAYERISCHE LANDESBANK, NEW YORK BRANCH

HSBC BANK USA, NATIONAL ASSOCIATION

D. John Stuart Percival

ANEXO 1

ACREEDORES / LENDERS

1.	BBVA Bancomer S.A., Institución de Banca Múltiple, Grupo Financiero BBVA Bancomer

2.	Banco Bilbao Vizcaya Argentaria, S.A.

3.	Banco Santander (México) S.A., Institución de Banca Múltiple, Grupo Financiero Santander México

4.	Bank of America N.A., London Branch

5.	Citibank, N.A. International Banking Facility

6.	Banco Nacional de México, S.A., Integrante del Grupo Financiero Banamex

7.	BNP PARIBAS, S.A. Sucursal en España

8.	BNP PARIBAS, New York Branch

9.	ING Bank N.V., Dublin Branch

10.	Crédit Agricole Corporate and Investment Bank

11.	Banco Mercantil del Norte, S.A., Institución de Banca Multiple, Grupo Financiero Banorte

12.	JPMorgan Chase Bank, N.A.

13.	Mizuho Bank, Ltd.

14.	HSBC México, S.A., lnstitución de Banca Múltiple, Grupo Financiero HSBC

15.	HSBC Bank USA, National Association

16.	HSBC Bank plc, Sucursal en España

17.	Intesa Sanpaolo S.p.A.

18.	Banco Nacional de Comercio Exterior, Sociedad Nacional de Crédito, Institución de Banca de Desarrollo

19.	Export Development Canada

20.	Société Générale, New York Branch

21.	Sabcapital, S.A. de C.V., Sociedad Financiera de Objeto Multiple, Entidad Regulada

22.	Sumitomo Mitsui Banking Corporation

23.	National Westminster Bank plc

24.	Crédit Industriel et Commercial, London Branch

25.	Bayerische Landesbank, New York Branch

ANEXO 2

COPIA DE LOS CERTIFICADOS DE PRENDA ORIGINALES / COPY OF THE ORIGINAL

PLEDGE CERTIFICATES